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                                                                    Exhibit 99.2

       Keryx Biopharmaceuticals, Inc. Announces $32 Million Private Equity
                     Financing with Institutional Investors

NEW YORK, NY, February 13, 2004 -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX;
AIM: KRX) announced today that it has entered into definitive agreements with institutional investors for the private placement of approximately $32 million through the sale of shares of its common stock at $10 per share. The principal investors in the transaction are Deerfield Partners, Maverick Capital, and T. Rowe Price, who are collectively investing $25 million.

Michael S. Weiss, Chairman and Chief Executive Officer of Keryx, commented on the transaction, "We are very pleased to have consummated this financing and believe it represents a major vote of confidence in our drug candidates and ability to execute our business plan. We now have approximately $60 million in cash and cash equivalents, which should take us well into 2007. The additional funds will not only provide us with capital to support our current and planned clinical programs for KRX-101 and KRX-0401, but will also provide us with added strength as we continue to pursue additional acquisitions of clinical-stage drug candidates to build out our pipeline."

About Keryx Biopharmaceuticals

Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx recently commenced its U.S.-based Phase II/III clinical program. Additionally, Keryx is developing 3 clinical-stage oncology compounds including KRX-0401, a novel, oral, first-in-class AKT inhibitor in Phase II. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.

The shares of common stock have not been registered under the Securities Act of 1933, or any state securities laws. Therefore, they may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy shares of our common stock. Keryx has agreed to register the shares of common stock for resale under the Securities Act of 1933. The offering was made only to accredited investors, as such term is defined in accordance with the Securities Act.

Cautionary statement

Some of the statements included in this press release, particularly those anticipating business prospects and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including: our ability to successfully complete cost-effective clinical

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trials for the drug candidates in our pipelines, including KRX-101 and KRX-0401;
the successful completion of the NCI-sponsored clinical trials for KRX-0401; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended September 30, 2003. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in Keryx's website is not incorporated by reference into this press release and is included as an inactive textual reference only.